EXHIBIT 99.1

Aerojet Rocketdyne Holdings, Inc. Reports First Quarter 2016 Results

SACRAMENTO, Calif., May 10, 2016 (GLOBE NEWSWIRE) -- Aerojet Rocketdyne Holdings, Inc. (NYSE:AJRD) today reported results for the first quarter ended March 31, 2016.

Financial Overview

First Quarter of Fiscal 2016 compared to First Quarter of Fiscal 2015

  Net sales for the first quarter of fiscal 2016 totaled $356.9 million compared to $323.0 million for the first quarter of fiscal 2015.
  Net income for the first quarter of fiscal 2016 was $5.1 million, or $0.08 diluted income per share, compared to a net loss of $(3.3) million, or $(0.06) loss per share, for the first quarter of fiscal 2015.
  Adjusted EBITDAP (Non-GAAP measure*) for the first quarter of fiscal 2016 was $52.1 million, or 14.6% of net sales, compared to $36.6 million, or 11.3% of net sales, for the first quarter of fiscal 2015.
  Segment performance (Non-GAAP measure*) before environmental remediation provision adjustments, retirement benefit plan expense, and unusual items was $43.7 million for the first quarter of fiscal 2016, compared to $32.8 million for the first quarter of fiscal 2015.
  Cash used in operating activities in the first quarter of fiscal 2016 totaled $(31.7) million, compared to $(35.6) million of cash used in operating activities the first quarter of fiscal 2015.
  Free cash flow (Non-GAAP measure*) in the first quarter of fiscal 2016 totaled $(39.4) million, compared to $(39.9) million in the first quarter of fiscal 2015.
  As of March 31, 2016, the Company had $2.3 billion of funded backlog compared to $2.4 billion as of November 30, 2015.
  As of March 31, 2016, the Company had $480.8 million in net debt (Non-GAAP measure*) compared to $440.9 million as of November 30, 2015.

* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States (“GAAP”). A reconciliation of the Non-GAAP measures to the most directly comparable GAAP measures is included at the end of the release.

On January 20, 2016, the Company’s board of directors approved a change in the Company’s fiscal year-end from November 30 of each year to December 31 of each year. The fiscal year of the Company's subsidiary, Aerojet Rocketdyne, ends on the last Saturday in December. The unaudited results for the month ended December 31, 2015 are included in the tables in this news release. The audited results for the month ended December 31, 2015 will be included in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2016. Net sales for the month of December 2015 totaled to $96.3 million and net income for the month of December 2015 was $7.0 million, or $0.10 diluted income per share.

“We are very pleased to report growth in net sales and earnings metrics for the first quarter reflecting the strength of our core business,” said Eileen Drake, CEO and President of Aerojet Rocketdyne Holdings, Inc. “To date, the Competitive Improvement Program is achieving cost reductions ahead of schedule. We continued to move forward with the development of our newest liquid booster engine, the AR1, with the announcement in February 2016 of the U.S. Air Force’s selection of Aerojet Rocketdyne to share in a public-private partnership to develop jointly the AR1 engine.”

Operations Review

Aerospace and Defense Segment

	Three months ended March 31,	Three months ended February 28,	One month ended December 31,
	2016	2015	2015
		As Restated
	(In millions, except percentage amounts)
Net sales	$355.3	$321.4	$95.8
Segment performance (Non-GAAP measure)	29.9	18.7	15.2
Segment margin (Non-GAAP measure)	8.4%	5.8%	15.9%
Segment margin before environmental remediation provision adjustments, retirement benefit plan expense, Rocketdyne purchase accounting adjustments, and unusual items (Non-GAAP measure)	13.5%	11.7%	22.2%
Components of segment performance:
Aerospace and Defense	$47.8	$37.5	$21.3
Environmental remediation provision adjustments	(0.6)	(1.4)	0.1
Retirement benefit plan expense	(12.5)	(12.5)	(4.1)
Unusual items	0.1	0.7	(0.4)
Rocketdyne purchase accounting adjustments not allocable to the Company’s U.S. government contracts:
Amortization of the Rocketdyne Business’ intangible assets	(3.0)	(3.0)	(1.0)
Depreciation associated with the step-up in the fair value of the Rocketdyne Business’ tangible assets	(1.8)	(2.5)	(0.6)
Cost of sales associated with the step-up in the fair value of the Rocketdyne Business’ inventory	(0.1)	(0.1)	(0.1)
Aerospace and Defense total	$29.9	$18.7	$15.2

The increase in net sales in the first quarter of fiscal 2016 compared to the first quarter of fiscal 2015 was primarily due to the following (i) an increase of $19.1 million in space launch programs primarily associated with the RL10 program as a result of the timing of deliveries on this multi-year contract and (ii) an increase of $12.7 million in space advanced programs primarily driven by increased work on the Commercial Crew Development program and the RS-25 program which is currently engaged in a significant development and integration effort in support of the Space Launch System (“SLS”) program.

Net sales for the month ended December 31, 2015 was primarily comprised of the following: (i) sales of $32.4 million in missile defense and strategic systems programs primarily driven by the deliveries on the Terminal High Altitude Area Defense (“THAAD”) and Standard Missile programs; (ii) sales of $26.4 million in our space launch programs primarily associated with the multi-year RL10 program and deliveries on the Atlas V program; and (iii) sales of $26.1 million in space advanced programs primarily driven by work on the Commercial Crew Development program and the RS-25 program which is currently engaged in a significant development and integration effort in support of the SLS program.

The increase in the segment margin before environmental remediation provision adjustments, retirement benefit plan expense, Rocketdyne purchase accounting adjustments, and unusual items in the first quarter of fiscal 2016 compared to the first quarter of fiscal 2015 was primarily due to: (i) favorable contract performance in the first quarter of fiscal 2016 on the THAAD program as a result of manufacturing efficiencies and lower overhead costs; (ii) cost recoveries on retirement benefit plan contributions; (iii) contract losses in the first quarter of fiscal 2015 on an electric propulsion contract; and (iv) contract losses of $2.1 million related to the Antares AJ26 program in the first quarter of fiscal 2015 that was terminated for convenience in October 2015.

The segment margin before environmental remediation provision adjustments, retirement benefit plan expense, Rocketdyne purchase accounting adjustments, and unusual items for the month ended December 31, 2015 included (i) favorable changes in contract estimates due to better than expected performance on the Standard Missile and THAAD programs as a result of manufacturing efficiencies and risk mitigation and (ii) cost recoveries on retirement benefit plan contributions. These favorable factors were partially offset by contract losses on an electric propulsion contract.

AR1 Research and Development

Company-sponsored research and development (“R&D”) expenses (reported as a component of cost of sales) are generally reimbursed via allocation of such expenses among all contracts and programs in progress under U.S. government contractual arrangements. The Company’s newest large liquid booster engine development project, the AR1, recorded $33.1 million of such reimbursable costs from inception through March 31, 2016. During the third quarter of fiscal 2015, the Company began separately reporting the portion of the engine development expenses associated with the AR1 project which were currently not reimbursed via allocation across all contracts and programs in progress under U.S. governmental contractual arrangements.

In February 2016, the U.S. Air Force selected Aerojet Rocketdyne and United Launch Alliance (“ULA”) to share in a public-private partnership to develop jointly the AR1 engine. The total agreement is valued at $804 million with the U.S. Air Force investing two-thirds of the funding required to complete development of the AR1 engine by 2019. The work is expected to be completed no later than December 31, 2019. The U.S. Air Force has obligated $115.3 million with Aerojet Rocketdyne and ULA contributing $57.7 million. The total potential U.S. government investment, including all options, is $536 million. The total potential investment by Aerojet Rocketdyne and its partners, including all options, is $268 million. Through March 31, 2016, the Company has recorded receivables in the aggregate from the U.S. Air Force and ULA of $10.4 million (of which $3.5 million has been collected) related to AR1 engine development which was recorded as a reduction of the AR1 R&D costs.

The total inception to date AR1 costs not charged to the U.S. governmental contractual arrangements and therefore not reimbursed amounted to $32.1 million through March 31, 2016 bringing the inception to date AR1 R&D costs incurred through March 31, 2016 to $75.6 million. The AR1 inception to date project costs are summarized as follows:

AR1 R&D costs incurred	$75.6
Less amounts funded by the U.S. Air Force	(6.9)
Less amounts funded by ULA	(3.5)
AR1 R&D costs net of reimbursements	65.2
AR1 R&D costs expensed and not applied to contracts	(32.1)
Net AR1 R&D costs applied to contracts	$33.1

Backlog

A summary of the Company’s backlog is as follows:

	March 31, 2016	November 30, 2015
	(In billions)
Funded backlog	$2.3	$2.4
Unfunded backlog	1.6	1.7
Total contract backlog	$3.9	$4.1

Total backlog includes both funded backlog (unfilled orders for which funding is authorized, appropriated and contractually obligated by the customer) and unfunded backlog (firm orders for which funding has not been appropriated). Indefinite delivery and quantity contracts and unexercised options are not reported in total backlog. Backlog is subject to funding delays or program restructurings/cancellations which are beyond the Company’s control. Of the Company’s March 31, 2016 total contract backlog, approximately 43%, or $1.7 billion, is expected to be filled within one year.

Real Estate Segment

	Three months ended March 31,	Three months ended February 28,
	2016	2015
	(In millions)
Net sales	$1.6	$1.6
Segment performance	0.8	0.9

Net sales and segment performance consist primarily of rental property operations, and were essentially unchanged for the periods presented.

Additional Information

Costs included in income (loss) from continuing operations before income taxes for the periods presented are as follows:

	Three months ended March 31,	Three months ended February 28,	One month ended December 31,
	2016	2015	2015
		As Restated
	(In millions)
Rocketdyne Business acquisition costs not allocable to the Company's U.S. government contracts:
Amortization of the Rocketdyne Business intangible assets	$3.0	$3.0	$1.0
Depreciation associated with the step-up in the fair value of the Rocketdyne Business’ tangible assets	1.8	2.5	0.6
Cost of sales associated with the step-up in the fair value of the Rocketdyne Business’ inventory	0.1	0.1	0.1
Total Rocketdyne Business acquisition costs	4.9	5.6	1.7
Other costs
Retirement benefit expense	17.2	16.8	5.6
Environmental remediation provision adjustments	0.3	1.6	(0.1)
Loss on debt repurchased	0.3	0.2	—
Stock-based compensation expense (benefit)	2.3	5.3	(0.4)
Total other costs	20.1	23.9	5.1
	$25.0	$29.5	$6.8

Competitive Improvement Program

During the second quarter of fiscal 2015, the Company initiated a competitive improvement program (the “CIP”) comprised of activities and initiatives aimed at reducing costs in order for the Company to continue to compete successfully. The CIP is composed of three major components: (i) facilities optimization and footprint reduction; (ii) product affordability; and (iii) reduced administrative and overhead costs. Under the CIP, the Company expects an estimated 500 headcount reduction in its total employee population. The Company currently estimates that it will incur restructuring and related costs over the four-year CIP of approximately $110 million. The Company has made $3.6 million of cash payments inception to date related to the CIP. In addition, as of March 31, 2016, the Company had liability of $12.5 million associated with CIP obligations. The costs associated with the CIP will be a component of the Company’s U.S. government forward pricing rates, and therefore, will be recovered through the pricing of the Company’s products and services to the U.S. government.

In addition to the CIP, as part of the Company’s ongoing effort to optimize business resources and achieve headcount reduction, the Company offered a Voluntary Reduction in Force (“VRIF”) in July 2015 to its employees. In connection with the VRIF, the Company recorded a liability of $2.6 million in the third quarter of fiscal 2015, consisting of costs for severance, employee-related benefits and other associated expenses. In addition, in December 2015, the Company offered a VRIF to certain employees at its Redmond, Washington location resulting in additional severance costs of $2.4 million consisting of costs for severance, employee-related benefits and other associated expenses. These costs will be a component of the Company’s U.S. government forward pricing rates, and therefore, will be recovered through the pricing of the Company’s products and services to the U.S. government.

Debt Activity

The Company’s debt activity, net of deferred financing costs, since November 30, 2015 was as follows:

	November 30, 2015	Cash Payments	Non-cash Activity	March 31, 2016
	(In millions)
Term loan	$93.1	$(2.5)	$—	$90.6
7 1/8% Notes	449.4	—	0.6	450.0
4 1/16% Debentures	84.6	—	—	84.6
2 1/4% Convertible Subordinated Debentures	0.2	—	—	0.2
Delayed draw term loan	12.7	(13.0)	0.3	—
Other debt	0.4	(0.2)	—	0.2
Total Debt and Borrowing Activity	$640.4	$(15.7)	$0.9	$625.6

As of March 31, 2016, the Company had $155.9 million of available borrowings under its senior credit facility.

Forward-Looking Statements

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Some important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

  future reductions or changes in U.S. government spending;
  cancellation or material modification of one or more significant contracts;
  negative audit findings of the Company’s business by the U.S. government;
  cost overruns on the Company’s contracts that require the Company to absorb excess costs;
  failure of the Company’s subcontractors or suppliers to perform their contractual obligations;
  failure to secure contracts;
  failure to comply with regulations applicable to contracts with the U.S. government;
  failure to comply with applicable laws, including laws relating to export controls and anti-corruption or bribery laws;
  the Company’s CIP may not be successful in aligning the Company’s operations to current market conditions;
  the Company’s international sales are subject to applicable laws relating to export controls, the violation of which could adversely affect its operations;
  costs and time commitment related to potential and/or actual acquisition activities may exceed expectations;
  the Company’s inability to adapt to rapid technological changes;
  failure of the Company’s information technology infrastructure including a successful cyber-attack, accident or security breach that could result in disruptions to the Company’s operations;
  product failures, schedule delays or other problems with existing or new products and systems;
  the release, or explosion, or unplanned ignition of dangerous materials used in the Company’s businesses;
  loss of key qualified suppliers of technologies, components, and materials;
  the funded status of the Company’s defined benefit pension plan and the Company’s obligation to make cash contributions in excess of the amount that the Company can recover in its current period overhead rates;
  effects of changes in discount rates and actuarial estimates, actual returns on plan assets, and government regulations on defined benefit pension plans;
  the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
  environmental claims related to the Company’s current and former businesses and operations including the inability to protect or enforce previously executed environmental agreements;
  reductions in the amount recoverable from environmental claims;
  the results of significant litigation;
  significant risk exposures and potential liabilities that are inadequately covered by indemnity or insurance;
  inability to protect the Company’s patents and proprietary rights;
  business disruptions to the extent not covered by insurance;
  the earnings and cash flows of the Company’s subsidiaries and the inability to distribute those earnings to the Company;
  the substantial amount of debt which places significant demands on the Company’s cash resources and could limit the Company’s ability to borrow additional funds or expand its operations;
  the Company’s ability to comply with the financial and other covenants contained in the Company’s debt agreements;
  risks inherent to the real estate market;
  changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;
  additional costs related to past or future divestitures;
  the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
  a strike or other work stoppage or the Company’s inability to renew collective bargaining agreements on favorable terms;
  fluctuations in sales levels causing the Company’s quarterly operating results and cash flows to fluctuate;
  restatement of previously issued consolidated financial statements may lead to additional risks and uncertainties;
  the estimates or judgments the Company makes, or the assumptions the Company relies on, in preparing consolidated financial statements could prove to be inaccurate;
  failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act; and
  those risks detailed in the Company’s reports filed with the SEC.

About Aerojet Rocketdyne Holdings, Inc.

Aerojet Rocketdyne Holdings, Inc. is an innovative company delivering solutions that create value for its customers in the aerospace and defense markets. The company is a world-recognized aerospace and defense leader that provides propulsion and energetics to the space, missile defense and strategic systems, tactical systems and armaments areas, in support of domestic and international markets. Additional information about Aerojet Rocketdyne can be obtained by visiting our websites at www.Rocket.com and www.AerojetRocketdyne.com.

(Tables to follow)

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statement of Operations
	Three months ended March 31,	Three months ended February 28,	One month ended December 31,
	2016	2015	2015
		As Restated
	(In millions, except per share amounts)
Net sales	$356.9	$323.0	$96.3
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	309.7	285.4	75.4
Selling, general and administrative	11.6	15.6	2.8
Depreciation and amortization	15.1	16.3	5.1
Other expense, net:
Loss on debt repurchased	0.3	0.2	—
Other	0.6	1.5	0.2
Total operating costs and expenses	337.3	319.0	83.5
Operating income	19.6	4.0	12.8
Non-operating (income) expense:
Interest income	(0.2)	(0.1)	—
Interest expense	11.1	13.4	3.8
Total non-operating expense, net	10.9	13.3	3.8
Income (loss) from continuing operations before income taxes	8.7	(9.3)	9.0
Income tax provision (benefit)	3.5	(5.8)	2.0
Income (loss) from continuing operations	5.2	(3.5)	7.0
(Loss) income from discontinued operations, net of income taxes	(0.1)	0.2	—
Net income (loss)	$5.1	$(3.3)	$7.0
Income (loss) Per Share of Common Stock
Basic
Income (loss) from continuing operations	$0.08	$(0.06)	$0.11
(Loss) income from discontinued operations, net of income taxes	—	—	—
Net income (loss)	$0.08	$(0.06)	$0.11
Diluted
Income (loss) from continuing operations	$0.08	$(0.06)	$0.10
(Loss) income from discontinued operations, net of income taxes	—	—	—
Net income (loss)	$0.08	$(0.06)	$0.10
Weighted average shares of common stock outstanding, basic	63.0	58.9	62.9
Weighted average shares of common stock outstanding, diluted	63.0	58.9	72.5

Aerojet Rocketdyne Holdings, Inc.
Unaudited Operating Segment Information
	Three months ended March 31,	Three months ended February 28,	One month ended December 31,
	2016	2015	2015
		As Restated
	(In millions)
Net Sales:
Aerospace and Defense	$355.3	$321.4	$95.8
Real Estate	1.6	1.6	0.5
Total Net Sales	$356.9	$323.0	$96.3
Segment Performance:
Aerospace and Defense	$42.9	$31.9	$19.6
Environmental remediation provision adjustments	(0.6)	(1.4)	0.1
Retirement benefit plan expense	(12.5)	(12.5)	(4.1)
Unusual items	0.1	0.7	(0.4)
Aerospace and Defense Total	29.9	18.7	15.2
Real Estate	0.8	0.9	0.2
Total Segment Performance	$30.7	$19.6	$15.4
Reconciliation of segment performance to income (loss) from continuing operations before income taxes:
Segment performance	$30.7	$19.6	$15.4
Interest expense	(11.1)	(13.4)	(3.8)
Interest income	0.2	0.1	—
Stock-based compensation (expense) benefit	(2.3)	(5.3)	0.4
Corporate retirement benefit plan expense	(4.7)	(4.3)	(1.5)
Corporate and other expense, net	(3.8)	(5.8)	(1.5)
Unusual items	(0.3)	(0.2)	—
Income (loss) from continuing operations before income taxes	$8.7	$(9.3)	$9.0

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales from continuing operations less applicable costs, expenses and unusual items relating to the segment operations. Segment performance excludes corporate income and expenses, unusual items not related to the segment operations, interest expense, interest income, and income taxes. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance. Specifically, the Company believes the exclusion of the items listed above permits an evaluation and a comparison of results for ongoing business operations. It is on this basis that management internally assesses the financial performance of its segments.

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheet
	March 31, 2016	December 31, 2015	November 30, 2015
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$155.5	$208.5	$211.1
Accounts receivable	182.3	169.5	171.5
Inventories	170.6	156.2	157.5
Recoverable from the U.S. government and other third parties for environmental remediation costs	27.1	24.0	24.0
Receivable from Northrop Grumman Corporation (“Northrop”)	6.0	6.0	6.0
Other current assets, net	70.8	69.2	64.4
Deferred income taxes	36.7	36.5	28.1
Total Current Assets	649.0	669.9	662.6
Noncurrent Assets
Property, plant and equipment, net	359.4	363.3	365.8
Real estate held for entitlement and leasing	87.3	86.2	86.2
Recoverable from the U.S. government and other third parties for environmental remediation costs	201.9	207.2	210.4
Receivable from Northrop	62.7	63.2	62.7
Deferred income taxes	286.2	288.3	286.7
Goodwill	158.1	158.1	158.1
Intangible assets	104.3	107.7	108.8
Other noncurrent assets, net	79.1	81.6	82.0
Total Noncurrent Assets	1,339.0	1,355.6	1,360.7
Total Assets	$1,988.0	$2,025.5	$2,023.3
LIABILITIES, REDEEMABLE COMMON STOCK, AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Short-term borrowings and current portion of long-term debt, net of deferred financing costs	$5.2	$5.3	$5.3
Accounts payable	86.7	64.2	105.2
Reserves for environmental remediation costs	37.1	32.6	32.6
Postretirement medical and life insurance benefits	6.0	6.0	6.0
Advance payments on contracts	200.8	230.9	203.7
Other current liabilities	180.5	203.1	201.3
Total Current Liabilities	516.3	542.1	554.1
Noncurrent Liabilities
Senior debt, net of deferred financing costs	85.6	86.8	88.1
Second-priority senior notes, net of deferred financing costs	450.0	449.4	449.4
Convertible subordinated notes	84.8	84.8	84.8
Other debt, net of deferred financing costs	—	12.7	12.8
Reserves for environmental remediation costs	262.2	269.7	273.5
Pension benefits	575.0	580.6	566.2
Postretirement medical and life insurance benefits	44.1	44.8	45.5
Other noncurrent liabilities	94.0	95.2	94.4
Total Noncurrent Liabilities	1,595.7	1,624.0	1,614.7
Total Liabilities	2,112.0	2,166.1	2,168.8
Commitments and contingencies
Redeemable common stock	1.3	1.6	0.9
Stockholders’ Deficit
Preference stock	—	—	—
Common stock	6.5	6.5	6.5
Other capital	345.3	342.6	340.1
Treasury stock	(64.5)	(64.5)	(64.5)
Accumulated deficit	(74.7)	(79.8)	(86.8)
Accumulated other comprehensive loss, net of income taxes	(337.9)	(347.0)	(341.7)
Total Stockholders’ Deficit	(125.3)	(142.2)	(146.4)
Total Liabilities, Redeemable Common Stock and Stockholders’ Deficit	$1,988.0	$2,025.5	$2,023.3

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
	Three months ended March 31,	Three months ended February 28,	One month ended December 31,
	2016	2015	2015
		As Restated
	(In millions)
Operating Activities
Net income (loss)	$5.1	$(3.3)	$7.0
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Loss (income) from discontinued operations, net of income taxes	0.1	(0.2)	—
Depreciation and amortization	15.1	16.3	5.1
Amortization of financing costs	0.6	0.7	0.2
Stock-based compensation	2.3	5.3	(0.4)
Retirement benefit expense	17.2	16.8	5.6
Loss on debt repurchased	0.3	0.2	—
Loss on disposal of long-lived assets	—	0.2	—
Tax benefit on stock-based awards	—	(1.4)	(2.4)
Changes in assets and liabilities	(72.4)	(70.2)	(17.4)
Net Cash Used In Operating Activities	(31.7)	(35.6)	(2.3)
Investing Activities
Capital expenditures	(7.7)	(4.3)	(1.2)
Net Cash Used in Investing Activities	(7.7)	(4.3)	(1.2)
Financing Activities
Debt repayments	(14.4)	(9.3)	(1.3)
Repurchase of shares to satisfy employee tax withholding obligations	(0.7)	(2.4)	(0.2)
Proceeds from shares issued under stock plans	1.5	—	—
Tax benefit on stock-based awards	—	1.4	2.4
Net Cash (Used in) Provided by Financing Activities	(13.6)	(10.3)	0.9
Net Decrease in Cash and Cash Equivalents	(53.0)	(50.2)	(2.6)
Cash and Cash Equivalents at Beginning of Period	208.5	265.9	211.1
Cash and Cash Equivalents at End of Period	$155.5	$215.7	$208.5

Use of Non-GAAP Financial Measures

In addition to segment performance (discussed above), the Company provides the Non-GAAP financial measure of its operational performance called Adjusted EBITDAP. The Company uses this metric to further its understanding of the historical and prospective consolidated core operating performance of its segments, net of expenses resulting from the Company’s corporate activities in the ordinary, ongoing and customary course of its operations. Further, the Company believes that to effectively compare the core operating performance metrics from period to period on a historical and prospective basis, the metric should exclude items relating to retirement benefits, significant non-cash expenses, the impacts of financing decisions on earnings, and items incurred outside the ordinary, ongoing and customary course of its operations. Accordingly, the Company defines Adjusted EBITDAP as GAAP income (loss) from continuing operations before income taxes adjusted to exclude interest expense, interest income, depreciation and amortization, retirement benefit expense, and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted EBITDAP does not represent, and should not be considered an alternative to, net income (loss), as determined in accordance with GAAP.

	Three months ended March 31,	Three months ended February 28,	One month ended December 31,
	2016	2015	2015
		As Restated
	(In millions, except percentage amounts)
Income (loss) from continuing operations before income taxes	$8.7	$(9.3)	$9.0
Interest expense	11.1	13.4	3.8
Interest income	(0.2)	(0.1)	—
Depreciation and amortization	15.1	16.3	5.1
Retirement benefit expense	17.2	16.8	5.6
Unusual items	0.2	(0.5)	0.4
Adjusted EBITDAP	$52.1	$36.6	$23.9
Adjusted EBITDAP as a percentage of net sales	14.6%	11.3%	24.8%

In addition to segment performance and Adjusted EBITDAP, the Company provides the Non-GAAP financial measures of free cash flow and net debt. The Company uses these financial measures, both in presenting its results to stakeholders and the investment community, and in its internal evaluation and management of the business. Management believes that these financial measures are useful because it presents the Company’s business using the same tools that management uses to gauge progress in achieving its goals.

	Three months ended March 31,	Three months ended February 28,	One month ended December 31,
	2016	2015	2015
	(In millions)
Net Cash Used In Operating Activities	$(31.7)	$(35.6)	$(2.3)
Capital expenditures	(7.7)	(4.3)	(1.2)
Free cash flow(1)	$(39.4)	$(39.9)	$(3.5)

(1) Free Cash Flow, a Non-GAAP financial measure, is defined as cash flow from operating activities less capital expenditures. Free Cash Flow excludes any mandatory debt service requirements and other non-discretionary expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flows from operations presented in accordance with GAAP. The Company believes Free Cash Flow is useful as it provides supplemental information to assist investors in viewing the business using the same tools that management uses to gauge progress in achieving the Company’s goals.

	March 31, 2016	December 31, 2015	November 30, 2015
	(In millions)
Debt principal	$636.3	$650.6	$652.0
Cash and cash equivalents	(155.5)	(208.5)	(211.1)
Net debt	$480.8	$442.1	$440.9

Because the Company’s method for calculating the Non-GAAP measures may differ from other companies’ methods, the Non-GAAP measures presented above may not be comparable to similarly titled measures reported by other companies. These measures are not recognized in accordance with GAAP, and the Company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.

Contact information:
Investors:
Kathy Redd, vice president and chief financial officer  916.355.2361
Pete Knudsen, director, investor relations  916.355.2252
Media:
Glenn Mahone, vice president, communications  202.302.9941